UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011 (May 4, 2011)

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33334 Commission File Number	86-0876964 (I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code:  (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 4, 2011, Petrohawk Energy Corporation (“Petrohawk”), Hawk Field Services, LLC (“HFS”), a wholly owned subsidiary of Petrohawk, and EagleHawk Field Services LLC (“EagleHawk”), a wholly owned subsidiary of Petrohawk (Petrohawk, HFS and EagleHawk being collectively referred to herein as, the “Company”), and KM Gathering LLC (“KM Gathering”) and KM Eagle Gathering LLC (“Eagle Gathering”), each of which is an affiliate of Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”), a publicly traded master limited partnership, entered into a Purchase and Sale Agreement (the “Agreement”) pursuant to which HFS agreed to sell (i) its remaining 50% membership interest in KinderHawk Field Services LLC to KM Gathering and (ii) a 25% interest in EagleHawk to Eagle Gathering, in exchange for aggregate consideration of approximately $920 million, subject to customary purchase price adjustments.

EagleHawk is a newly formed entity that will engage in the natural gas midstream business in the Eagle Ford Shale in South Texas.  At the closing of the transactions contemplated in the Agreement, EagleHawk will hold the Company’s gathering and treating assets and business serving the Company’s Hawkville and Black Hawk fields in the Eagle Ford Shale.  EagleHawk will have agreements with the Company covering gathering and treating and pursuant to which the Company will dedicate its production from its Eagle Ford leases.  HFS will manage EagleHawk’s operations under a separate agreement.

The Agreement contains representations, warranties, covenants and agreements that are customary in transactions of this type. The representations, warranties and covenants contained in the Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of the Company. The Company’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its subsidiaries. Consummation of the transactions contemplated in the Agreement is conditioned upon the receipt of certain third party consents, the amendment of certain third party contracts and other customary conditions. The Company anticipates that the transactions will close on or about July 1, 2011.

The foregoing description of the Agreement is a summary only and does not purport to be complete.  A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1.

Cautionary Statements

This current report includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K, for the year ended December 31, 2010, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in our SEC filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement executed May 4, 2011 by and among Petrohawk Energy Corporation, Hawk Field Services, LLC, EagleHawk Field Services LLC, KM Gathering LLC and KM Eagle Gathering LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: May 10, 2011	By:	/s/ C. BYRON CHARBONEAU
C. Byron Charboneau
Vice President—Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement executed May 4, 2011 by and among Petrohawk Energy Corporation, Hawk Field Services, LLC, EagleHawk Field Services LLC, KM Gathering LLC and KM Eagle Gathering LLC